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                                                                    EXHIBIT 99.9



PROXY                    PHYSICIAN RELIANCE NETWORK, INC.                PROXY

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
   THE SPECIAL MEETING OF SHAREHOLDERS OF PHYSICIAN RELIANCE NETWORK, INC.
                  (THE "COMPANY") TO BE HELD ON JUNE 15, 1999

     The undersigned hereby appoints John T. Casey and George P. McGinn, Jr., and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Special Meeting of Shareholders of Physician Reliance Network, Inc. to be held at Marriott Rivercenter, 101 Bowie Street, San Antonio, Texas, on Tuesday, June 15, 1999 at 8:00 a.m., Central Time, and any adjournments thereof.

     YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT.



                    New Address:__________________________

                    ______________________________________

                    ______________________________________


            (Please date and sign this proxy on the reverse side.)



                       PHYSICIAN RELIANCE NETWORK, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1. Approval of the Agreement and Plan of Merger dated as of December 11, 1998 (the "Merger Agreement"), among the Company, American Oncology Resources, Inc. ("AOR"), and Diagnostic Acquisition, Inc., a wholly-owned subsidiary of AOR ("Merger Sub").

     [_]  FOR    [_]  AGAINST    [_]  ABSTAIN

2. In their discretion on any other matter that may properly come before said meeting or any adjournments thereof.

                                    Check here for address change:   [_]


                                    PLEASE SIGN HERE AND RETURN PROMPTLY

                                    Dated: ___________________________, 1999

                                    Signature(s)____________________________

                                    ________________________________________

                                    Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.